UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 16, 2008

Commission File Number: 0-32593

Regal One Corporation

(Exact name of registrant as specified in its charter)

Florida                                                                                                     95-4158065

(State or other jurisdiction of                                                                    (I.R.S. Employer

 incorporation or organization)                                                                   Identification No.)

11300 West Olympic Blvd., Suite 800, Los Angeles, California 90064

(Address of principal executive offices)

(310) 312-6888

(Issuer's telephone number, including area code)

Item 5.02    Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

    Effective June 16, 2008, the Board of Directors Regal One Corporation (the "Company"), by unanimous written consent, agreed to accept the resignation of Malcolm Currie from his positions as the Company' s Chief Executive Officer, Chief Financial Officer and Chairman of the Board of Directors.  Mr. Currie will, however, remain a director of the Company.  The Board also appointed Charles J. Newman to a vacant seat on the Board of Directors and appointed Mr. Newman as the Company's new Chief Executive Officer, Chief Financial Officer and Chairman of the Board of Directors.

Charles J. Newman, 62, is a private investor with corporate management experience.  From 1982 to the present, Mr. Newman has been serving as Chief Executive Officer of NCJ Corporation. From 1985 to the present, Mr. Newman has been serving as the Chief Executive Officer of Mid America Venture Capital Fund, Inc. From 1988 to the present, he has been serving as Chief Financial Officer of Lincoln Loan & Finance Corp., National Acceptance Corporation and Ambassador Finance Co., Inc.  Mr. Newman has also been serving as the Chief Executive Officer for those three entities since 2005.  From 1993 to the present, Mr. Newman has been serving as President and Director of Mid America Capital Corp.  From 2004 to the present, Mr. Newman has been serving as Chief Financial Officer of Viurx Pharmaceuticals, Inc.  From 2005 to the present, Mr. Newman has been serving as President and Director of Cardiovas Corporation and, from 1999 to the present, he has served in those same capacities for Porchester Gardens, LTD.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGAL ONE CORPORATION

/s/ Malcolm Currie

     Malcolm Currie,

     Director

Date: June 16, 2008